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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement on Form S-3 (File No. 333-52857).




Arthur Andersen LLP

Jacksonville, Florida
March 15, 2002